UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)  On July 6, 2018, Genie Energy Ltd. (the “Registrant”) notified BDO USA, LLP (“BDO”) that the Registrant was dismissing BDO as its independent registered public accounting firm, effective immediately.  On July 5, 2018, the Audit Committee of the Registrant’s Board of Directors approved the dismissal of BDO as the Registrant’s independent registered public accounting firm.

BDO’s report on the Registrant’s consolidated financial statements as of December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through July 5, 2018, there were no disagreements  between the Registrant and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the Registrant’s financial statements for such periods.

Other than as set forth below, during the years ended December 31, 2017 and 2016, and the subsequent interim period through July 5, 2018, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v).

As previously disclosed, in evaluating the effectiveness of disclosure controls and procedures and the Registrant’s internal control over financial reporting, BDO advised management of the Registrant and management subsequently concluded that deficiencies in the design and operating effectiveness of the Registrant’s internal controls represented material weaknesses in the Registrant’s internal control over financial reporting and, therefore, that the Registrant did not maintain effective disclosure controls and procedures or internal control over financial reporting as of September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017. The reported material weaknesses were as follows:

In evaluating the effectiveness of the Registrant’s internal control over financial reporting as of September 30, 2016, BDO advised management of the Registrant and management subsequently concluded that due to inadequate review and approval over the preparation of certain schedules used to record cost of revenues, there were identified material weaknesses in the Registrant’s internal controls over financial reporting. Those material weaknesses were successfully remediated by December 31, 2016.

As of December 31, 2016, BDO advised management of the Registrant and management subsequently concluded that the controls associated with the completeness and accuracy of computations relating to domestic and foreign income tax accounts and disclosures determined that such controls were not effective.

In evaluating the effectiveness of the Registrant’s internal control over financial reporting as of September 30, 2017, BDO advised management of the Registrant and management subsequently concluded that because the Company did not maintain effective controls over the application of U.S. GAAP related to the estimation of weather impact on our estimated unbilled revenue, there were identified material weaknesses in the Registrant’s internal controls over financial reporting as of March 31, 2017, June 30, 2017 and September 30, 2017. Those material weaknesses were successfully remediated by December 31, 2017.

The Audit Committee has discussed the foregoing material weaknesses with BDO, and the Company has authorized BDO to respond fully to the inquiries of Marcum LLP, the Company’s new independent registered public accounting firm (as discussed below) concerning such matters.

All material weaknesses described above were successfully remediated by December 31, 2017.

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The Registrant has provided BDO with a copy of the above disclosures and is requesting that BDO furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated July 10, 2018, is attached as Exhibit 16.1 to this Form 8-K.

(b)  On July 6, 2018, the Registrant appointed Marcum LLP (“Marcum”) to serve as the Registrant’s independent registered public accounting firm. The decision to engage Marcum was approved by the Audit Committee of the Registrant’s Board of Directors on July 5, 2018 and was made after a competitive bidding process and evaluation. During the Registrant’s two most recent fiscal years and the subsequent interim period through July 5, 2018, the Registrant did not consult Marcum with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Michael Stein
Name: Michael Stein Title: Chief Executive Officer

Dated: July 10, 2018

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EXHIBIT INDEX

Exhibit Number	Document
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission

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